                                                                   Exhibit T3A-3

                          CERTIFICATE OF INCORPORATION

                                       OF

                               ALTFLN CORPORATION

         1.       The name of the corporation is:

                               ALTFIN CORPORATION

         2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations cay be organized under the General Corporation Law of Delaware.

         4. The total number of shares of common stock which the corporation shall have authority to issue is Fifty Thousand (50,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Fifty Thousand Dollars ($50.000.00).

         5. The board of directors is authorized to make, alter or repeat the by-laws of the corporation. Election of directors need not be by ballot.

         6.       The name and mailing address of the incorporator is:

                                L.M. Custis
                                100 West Tenth Street
                                Wilmington, Delaware 19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 31st day of March, 1982.

                                                /s/ L.M. Custis
                                                --------------------------
                                                L.M. Custis

                                                                   Exhibit T3A-3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

Altfin Corporation a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                  RESOLVED, that the Certificate of Incorporation of Altfin Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

                  "The name of the Corporation is "Second Dravo Geothermal,
         Inc."

         SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the aforesaid amendment was duly adopted In accordance with the applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by William C. Richards, Vice President, and attested by Glenn S. Burns, its Secretary, this 2nd day of August, 1985.

                                           ALTFIN CORPORATION

                                           By:____________________________
                                                     Vice President
ATTEST:

__________________________
       Secretary

                                                                   Exhibit T3A-3

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          SECOND DRAVO GEOTHERMAL, INC.

         Second Dravo Geothermal, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify;

         1. The original Certificate of Incorporation was filed with the Secretary of State on March 31, 1982, and the name under which it was originally incorporated is Altfin Corporation.

         2. A resolution setting forth the Restated Certificate of Incorporation, attached hereto as Exhibit A, and proposing the amendments to be made thereby, and declaring the advisability of said amendments, was duly adopted by the corporation's Board of Directors by the unanimous written consent of its members, filed with the minutes of the Board, pursuant to the applicable provisions of Section 242 and Section 245 of the General Corporation Law of the State of Delaware.

                  In lieu of a meeting of the stockholders, unanimous written consent has been given for the adoption of said Restated Certificate of Incorporation and the amendments to be made thereby pursuant to the applicable provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has signed his name and affirms, under penalties of perjury, that the statements herein are true and that this instrument is the free and voluntary act and deed of Second Dravo Geothermal, Inc. as of this ______ day of May, 1989.

                                           SECOND DRAVO GEOTHERMAL, INC.

                                           By /s/ Lucien Y. Broniki
                                              ---------------------
                                              Lucien Y. Bronicki, President

ATTEST:

/s/ Yehudit Broniki
------------------------------------
Yehudit Bronicki, Secretary

                                                                   Exhibit T3A-3

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                 ARTICLE 1. NAME

              The name of this corporation is AMOR 14 Corporation.

                     ARTICLE 2. REGISTERED OFFICE AND AGENT

         The address of the initial registered office of this corporation is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, State of Delaware 19801, and the name of its initial registered agent at such address is The Corporation Trust Company.

                               ARTICLE 3. PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                ARTICLE 4. SHARES

         This corporation shall have authority to issue 10,000 shares of common stock, and each share shall have a par value of $1.00.

                               ARTICLE 5. BY-LAWS

         The Board of Directors shall have the power to adopt, amend or repeal the By-Laws for this corporation, subject to the power of the stockholders to amend or repeal such By-Laws. The stockholders shall also have the power to adopt, amend or repeal the By-Laws for this corporation.

                        ARTICLE 6. ELECTION OF DIRECTORS

         Written ballots are not required in the election of Directors.

              ARTICLE 7. PROVISIONS FOR A COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or

                                                                   Exhibit T3A-3

receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                          ARTICLE 8. PREEMPTIVE RIGHTS

         No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                          ARTICLE 9. CUMULATIVE VOTING

         The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

             ARTICLE 10. AMENDMENTS TO CERTIFICATE OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of Incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                  ARTICLE 11. LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this
Article 11 shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                                                   Exhibit T3A-3

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               AMOR 14 CORPORATION

AMOR 14 CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         FIRST: That pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of said corporation duly adopted resolutions setting forth a proposed amendment of the certificate of Incorporation of said corporation, declaring said amendment to be advisable and submitting said amendment to the shareholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                           RESOLVED that the Certificate of Incorporation of this corporation, Amor 14 Corporation, a Delaware corporation, be amended to add Article 14 to read in full as follows:

         14. The affirmative vote of the holders of all the issued and outstanding shares of common stock entitled to vote shall be necessary to take any of the following corporate actions with respect to this Corporation or SIGC:

                           "(i) any merger, consolidation or sale of all or
                  substantially all the assets of this corporation or SIGC;

                           "(ii) the filing of a voluntary petition in
                  bankruptcy or the commencement of a voluntary case by this Corporation or by this corporation in its capacity as a general partner of SIGC on behalf of SIGC under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent to the entry of an order for relief in an involuntary case under any such law, or the application by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC for or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of this Corporation, SIGC or any substantial part of their respective properties, or the taking of any action in contemplation of any of the foregoing or to liquidate, dissolve or wind up this Corporation or SIGC; and

                           "(iii) any amendment to this Article of the
                  Certificate of Incorporation."

                                                                   Exhibit T3A-3

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the amendment was submitted to the shareholders or said corporation, and in accordance with Section 228 of the General Corporation Law of the State of Delaware, the amendment was approved by the necessary number of shares as required by statute.

         THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         FOURTH: That written notice was provided to those shareholders not consenting in writing, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said AMOR 14 CORPORATION has caused this certificate to be signed by James W. Porter, its President and Theodore C. Cooke, its Secretary, this 18th day of November, 1992.

                                         AMOR 14 CORPORATION

                                         By: /s/ James W. Porter
                                             ----------------------
                                                 James W. Porter
                                                 President

                                        Attest: /s/ Theodore C. Cooke
                                                -------------------------
                                                Theodore C. Cooke
                                                Secretary

                                                                   Exhibit T3A-3

                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                               AMOR 14 CORPORATION

         The Board of Directors of:

                               AMOR 14 CORPORATION

a Corporation of the State of Delaware, on this 7th day of December A.D. 1993 do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in. the County of New Castle, Delaware, 19805.

         The name of the Registered Agent therein and in charge thereof upon whom process against the corporation may be served, is:

CORPORATION SERVICE COMPANY.

                               AMOR 14 CORPORATION

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and Secretary, this 3rd day of March A.D. 1994.

                                          BY: /s/ James W. Porter, Jr.
                                              -------------------------------
                                                 President James W. Porter, Jr.

                                 ATTESTED BY: /s/ Theodore C. Cooke
                                              -------------------------------
                                              Secretary Theodore C. Cooke

                                                                   Exhibit T3A-3

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                              AND REGISTERED AGENT

It is hereby certifed that:

         1. The name of the corporation (hereinafter called the "corporation") is AMOR 14 Corporation.

         2. The registered office of the corporation within the Stale of Delaware is hereby changed to 32 Loockerman Square. Suite L-100, City of Dover, 19904, County of Kent.

         3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of tic corporation as hereby changed.

         4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 9, 1995.

                                            /s/ Sharon G. Province
                                            ------------------------------------
                                            Sharon G. Province, Secretary

                                                                   Exhibit T3A-3

                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OP CHARTER

This corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, removal and revival of its charter, and hereby certifies as follows:

         1.       The name of this corporation is AMOR 14 CORPORATION

         2. Its registered office in the State of Delaware is located at 2711 Centerville Rd., Suite 400, City of Wilmington, Delaware, 19808, County of New Castle, the name and address of its registered agent is Corporation Service Company, 2711 Centerville Rd. Suite 400, Wilmington, DE 19808.

         3. The date of filing of the original Certificates of Incorporation in Delaware was March 31, 1982.

         4. The date when restoration, renewal, and revival of the charter of this company is to commence is the 28th day of February 2003, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

         5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March, A.D. 2003, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

         IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Timothy J. Simpson the last and acting authorized officer hereunder set his/her hand to this certificate this 24th day of November, A.D. 2003.

                                               By: /s/ Sheila T. Bilder
                                                   ------------------------
                                                       Authorized Officer

                                              Name: Sheila T. Bilder
                                                    -----------------------
                                                    Print or Type

                                              Title: Assistant Secretary
                                                     ----------------------

                                                                   Exhibit T3A-3

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                               AMOR 14 CORPORATION

It is hereby certified that:

         1. (a) The present name of the corporation (hereinafter called the "corporation") is Amor 14 Corporation.

                  (b) The name under which the corporation was originally incorporated is Altfin Corporation, and the date of filing the original certificate of incorporation of the corporation with the Secretary of State of the State of Delaware is March 31, 1982 and was thereafter amended on November 25, 1985 and restated on May 15, 1989 and thereafter amended on November 23, 1992.

         2. The certificate of incorporation of the corporation is hereby amended by striking out Articles 1 through 11 and 14 thereof and by substituting in lieu thereof new Articles 1 through 12 which are set forth in the attached Restated Certificate of Incorporation hereinafter provided for.

         3. The provisions of the certificate of incorporation of the corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of Amor 14 Corporation without any further amendments other than the amendments herein certified and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

         4. The amendments and the restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware,

         5. The effective time of the restated certificate of incorporation and of the amendment(s] herein certified shall be December 15, 2003.

         6. The certificate of incorporation of the corporation, as amended and restated herein, shall at the effective time of this restated certificate of Incorporation, read as follows:

                                                                   Exhibit T3A-3

                     "Restated Certificate of Incorporation

                                       of

                              Amor 14 Corporation"

Signed on December 17, 2003

         Timothy J. Simpson
         -----------------------------------------
         Timothy J. Simpson, Assistant Secretary

                                                                   Exhibit T3A-3

                                    EXHIBIT A

                      RESTATED CERTIFICATE OF INCORPORATION

                                    ARTICLE 1

                                      NAME

         The name of this corporation is AMOR 14 Corporation

                                    ARTICLE 2

                           REGISTERED OFFICE AND AGENT

         The address of the initial registered office at this corporation is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, State of Delaware 19808, and the name of its initial registered agent at such address is Corporation Service Company.

                                    ARTICLE 3

                                    PURPOSES

         The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                    ARTICLE 4

                                     SHARES

         This corporation shall have authority to issue 10,000 shares of common stock, and each share shall have a par value of $1.00. Pursuant to 11 U.S.C. 1123, notwithstanding any other provision contained herein to the contrary, the Corporation shall not issue nonvoting equity securities.

                                    ARTICLE 5

                                     BY-LAWS

         The Board of Directors shall have the power to adopt, amend or repeal the By-Laws for this corporation, subject to the power of the stockholders to amend or repeal such By-Laws. The stockholders shall also have the power to adopt, amend or repeal the By-Laws for this corporation.

                                                                   Exhibit T3A-3

                                    ARTICLE 6

                              ELECTION OF DIRECTORS

         Written ballots are not required in the election of Directors.

                                    ARTICLE 7

                   PROVISIONS FOR A COMPROMISE OR ARRANGEMENT

         Whenever a compromise or arrangement is proposed between this corporation and Ito creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may) on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustee in dissolution or of any receiver or receivers appointed for this the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders manner as the said court directs, If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                    ARTICLE 8

                                PREEMPTIVE RIGHTS

         No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

                                   ARTICLE 9.

                                CUMULATIVE VOTING

         The rights to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

                                                                   Exhibit T3A-3

                                   ARTICLE 10

                   AMENDMENTS TO CERTIFICATE OF INCORPORATION

         This corporation reserves the right to amend or repeal any of the provisions contained in this Certificate of incorporation in any manner now or hereafter permitted by law, and the rights of the stockholders of this corporation are granted subject to this reservation.

                                   ARTICLE 11

                        LIMITATION OF DIRECTOR LIABILITY

         To the full extent that the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of this corporation shall not be liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of this
Article 11 shall not adversely affect any right or protection of a director of this corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE 12

                                AFFIRMATIVE VOTE

         The affirmative vote of the holders of all the issued and outstanding shares of common stock entitled to vote shall be necessary to take any of the following corporate actions with respect to this Corporation or SIGC:

         (i) any merger, consolidation or sale of all or substantially all the assets of this Corporation or SIGC;

         (ii) the filing of a voluntary petition in bankruptcy or the commencement of a voluntary ease by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or the consent to the entry of an order for relief in an involuntary case under any such law, or the application by this Corporation or by this Corporation in its capacity as a general partner of SIGC on behalf of SIGC for or consent to the appointment of a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of this Corporation SIGC or any substantial part of their respective properties, or the taking of any action in contemplation of any of the foregoing or to liquidate, dissolve or wind up this Corporation of SIGC; and

         (iii) any amendment to this Article of the Certificate of Incorporation.

                                                                  Exhibit T3A-12

                          CERTIFICATE OF INCORPORATION

                                       OF

              OGDEN ALLIED RESOURCE RECOVERY SUPPORT SERVICES, INC.

         1.       The name of the corporation is:

         OGDEN ALLIED RESOURCE RECOVERY SUPPORT SERVICES, INC.

         2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the corporation shall have authority to issue is One Hundred (100) and the par Value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Hundred Dollars ($100.00).

         5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

         6.       The name and mailing address of the incorporator is:

                                   T. L. Ford
                                   Corporation Trust Center
                                   1209 Orange Street
                                   Wilmington, Delaware 19801

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 20th day of March, 1990.

                                    /s/ T.L. Ford
                                    ------------------------------
                                    T.L. Ford

                                       1